SCHEDULE 14A INFORMATION

                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant  |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:



|X|  Preliminary Proxy Statement               |_| Confidential, For Use of the Commission
|_|  Definitive Proxy Statement                    Only (as permitted by Rule 14a-6(e)(2))
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to Rule 14a-11(c) 14a-12 or Rule


                           COMMISSION FILE NO. 0-28452


                       UNITED SHIPPING & TECHNOLOGY, INC.
                (Name of Registrant as Specified in Its Charter)


     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

|X| No fee required.


|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


         (1)  Title of each class of securities to which transaction applies:
         (2)  Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         (4)  Proposed maximum aggregate value of transaction:
         (5)  Total fee paid:

|_| Fee paid previously with preliminary materials:


|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


         (1)  Amount previously paid:
         (2)  Form, Schedule or Registration Statement no.:
         (3)  Filing Party:
         (4)  Date Filed:

                       UNITED SHIPPING & TECHNOLOGY, INC.
                        9850 51ST AVENUE NORTH, SUITE 110
                          MINNEAPOLIS, MINNESOTA 55442


                                 April 19, 2000


Dear Shareholder:

         You are cordially invited to attend the 1999 Annual Meeting of Shareholders of United Shipping & Technology, Inc. to be held at the Radisson Plaza Hotel Minneapolis, 35 South Seventh Street, Minneapolis, Minnesota, on Monday, May 15, 2000, at 3:30 p.m. Minneapolis time.

         At the Annual Meeting you will be asked to vote for the election of eight directors. All of these nominees are currently directors and, I strongly believe, represent a cohesive team and are moving the Company in the right direction. By re-electing this group, the Board will be able to continue implementing our new business plan and continue the improvements we have already started to see. The Board is also asking you to approve the implementation of the Company's 2000 Stock Option Plan. The proposed 2000 Stock Option Plan is critical for the Company to attract and retain the talent we need to succeed. We are also asking you to ratify our decision to appoint Ernst & Young LLP as the Company's independent public accountants for the fiscal year ended June 30, 2000.

         Whether or not you are able to attend the meeting in person, I urge you to sign and date the enclosed proxy card and return it in the enclosed envelope. If you do attend the meeting in person, you may withdraw your proxy and vote personally on any matters properly brought before the meeting.

                                   Sincerely,

                                   UNITED SHIPPING & TECHNOLOGY, INC.

                                   /s/ Peter C. Lytle
                                   ------------------

                                   Peter C. Lytle
                                   President and Chief Executive Officer

                       UNITED SHIPPING & TECHNOLOGY, INC.
                        9850 51ST AVENUE NORTH, SUITE 110
                          MINNEAPOLIS, MINNESOTA 55442

                  NOTICE OF 1999 ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON MONDAY, MAY 15, 2000

         NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Shareholders of United Shipping & Technology, Inc. (the "Company"), a Utah corporation, will be held at the Radisson Plaza Hotel Minneapolis, 35 South Seventh Street, Minneapolis, Minnesota, on Monday, May 15, 2000, at 3:30 p.m. Minneapolis time, and at any adjournment or postponement thereof, for the following purposes, as more fully described in the accompanying Proxy Statement:

         1. To elect eight directors for the ensuing year and until their successors are duly elected and qualified;

         2. To consider and vote upon approval of the Company's 2000 Stock Option Plan;

         3. To ratify the appointment of Ernst & Young LLP, independent certified public accountants, as auditors of the Company for its fiscal year ending June 30, 2000; and

         4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

         The transfer books of the Company will not be closed for the Annual Meeting. Only shareholders of record holding Common Stock at the close of business on April 3, 2000, are entitled to receive notice of, and to vote at, the Annual Meeting.

                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    /s/ Kenneth D. Zigrino
                                    ----------------------

                                    Kenneth D. Zigrino
                                    Secretary
Minneapolis, Minnesota
April 19, 2000




--------------------------------------------------------------------------------
     ALL SHAREHOLDERS ARE CORDIALLY INVITED AND REQUESTED TO ATTEND THE ANNUAL MEETING IN PERSON. SHAREHOLDERS WHO ARE UNABLE TO ATTEND IN PERSON ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY EXACTLY AS YOUR NAME APPEARS THEREON AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. YOUR ATTENDANCE AT THE ANNUAL MEETING, WHETHER IN PERSON OR BY PROXY, IS IMPORTANT TO ENSURE A QUORUM. IF YOU RETURN YOUR PROXY, YOU STILL MAY VOTE YOUR SHARES IN PERSON BY GIVING WRITTEN NOTICE (BY SUBSEQUENT PROXY OR OTHERWISE) TO THE SECRETARY OF THE COMPANY AT ANY TIME PRIOR TO THE VOTE AT THE ANNUAL MEETING.
--------------------------------------------------------------------------------

                       UNITED SHIPPING & TECHNOLOGY, INC.
                        9850 51ST AVENUE NORTH, SUITE 110
                          MINNEAPOLIS, MINNESOTA 55442
                               -------------------
                               PROXY STATEMENT FOR
                       1999 ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 15, 2000
                               ------------------
                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") of United Shipping & Technology, Inc. (the "Company"), to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Radisson Plaza Hotel Minneapolis, 35 South Seventh Street, Minneapolis, Minnesota on Monday, May 15, 2000, at 3:30 p.m. Minneapolis time, and at any adjournment or postponement thereof. The Notice of Annual Meeting, this Proxy Statement and the enclosed proxy are first being mailed to shareholders on or about April 17, 2000.

         The Board of Directors knows of no business which will be presented at the Annual Meeting other than the matters referred to in the accompanying Notice of Meeting. However, if any other matters are properly presented at the Annual Meeting, it is intended that the persons named in the proxy will vote on such matters in accordance with their judgment. If the enclosed proxy is executed and returned, it nevertheless may be revoked at any time before it has been voted by a later-dated proxy or a vote in person at the Annual Meeting. Shares represented by properly executed proxies received on behalf of the Company will be voted at the Annual Meeting (unless revoked prior to their vote) in the manner specified therein. If no instructions are specified in a signed proxy returned to the Company, the shares represented thereby will be voted (i) FOR the election of the eight director nominees named herein; (ii) FOR the proposal to approve the Company's 2000 Stock Option Plan; and (iii) FOR the appointment of Ernst & Young LLP, independent certified public accountants, as auditors of the Company for its fiscal year ending June 30, 2000. If any other matters are properly presented at the Annual Meeting for action, including a question of adjourning or postponing the Annual Meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgement.

RECORD DATE AND OUTSTANDING COMMON STOCK

         Only holders of the Common Stock of the Company whose names appear of record on the books of the Company at the close of business on April 17, 2000 (the "Record Date"), are entitled to receive notice of, and to vote at, the Annual Meeting. On the Record Date, the voting shares of the Company consisted of 16,267,017 shares of Common Stock, each entitled to one vote per share.

REVOCABILITY OF PROXIES

         Any shareholder who executes and returns a proxy may revoke it at any time before it is voted. Any shareholder who wishes to revoke a proxy can do so by (i) executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company prior to the vote at the Annual Meeting, (ii) filing a written notice of revocation bearing a later date than the proxy with the Secretary of the Company prior to the vote at the Annual Meeting, or (iii) appearing in person at the Annual Meeting, filing a written notice of revocation and voting in person the shares to which the proxy relates. Any written notice or subsequent proxy should be delivered to United Shipping & Technology, Inc., 9850 51st Avenue North, Suite 110, Minneapolis,

Minnesota 55442, Attention: Kenneth D. Zigrino, Secretary of the Company, or hand-delivered to the Secretary of the Company prior to the vote at the Annual Meeting.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

         The presence, in person or by proxy, of the holders of at least a majority of the shares of Common Stock outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. All votes will be tabulated by the inspector of election for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

         If a properly executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter.

         If a properly executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to votes on one or more matters, such shares will be considered present at the Annual Meeting for determining a quorum, but will not be considered to be represented at the Annual Meeting for purposes of calculating the vote with respect to such matter.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         The Bylaws of the Company state that the Board shall consist of at least three but not more than nine persons as determined by the Board or the Company's shareholders. The Board has set the size of the Board at eight members and has nominated for election to the Board the eight persons named below. The shareholders are being requested to elect the eight nominees named below. All of the nominees are currently members of the Board.

         The persons named in the accompanying proxy will vote for the election of the below named nominees, unless authority to vote is withheld. Shareholders do not have cumulative voting rights with respect to the election of directors, and proxies cannot be voted for a greater number of directors than the number of nominees named below. The Board is informed that the nominees are willing to serve as directors; however, if any nominee is unable to serve or for good cause will not serve, the proxy may be voted for such other person as the proxies shall, in their discretion, designate, or the Board may reduce the number of directors to eliminate the vacancy.

NOMINEES FOR ELECTION AS DIRECTOR

         The eight nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting shall be elected to the Board of Directors. The following table sets forth certain information regarding the nominees for election as director of the Company. All of the directors of the Company elected at the Annual Meeting will serve for the ensuing year and until their successors are duly elected and qualified. There are no family relationships between any director or officer. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEES LISTED BELOW.


Name                         Age      Position
----                         ---      --------
Peter C. Lytle               50       Chairman, President, Chief Executive
                                        Officer and Director

Timothy G. Becker            40       Treasurer, Chief Financial Officer
                                        and Director

Marshall T. Masko            42       Vice Chairman and Director

James A. Bartholomew         43       Director

Marlin Rudebusch             52       Director

Susan M. Clemens             37       Director

Ronald G. Olson              59       Director

Peter W. Kooman              45       Director



         PETER C. LYTLE. Mr. Lytle became employed by the Company in May 1998 and has served as the Company's Chairman, President, Chief Executive Officer and a director since June 1998. From March 1998 to May 1998, Mr. Lytle rendered consulting services to the Company in connection with its strategic restructuring. Mr. Lytle is a principal with the Business Development Group (the "BDG") which he co-founded in 1994. The BDG provides turnaround management services and strategic planning to companies in the United States and Europe. His responsibilities at the BDG included acting as Chief Executive Officer and Chairman of Primo Piatto, Inc. during a successful acquisition of the Borden Pasta Manufacturing business (which was recently sold to Dakota Growers Pasta Company) and acting as Chairman of Pink Business Interiors during a successful employee buyout and reorganization. From 1986 to 1994, Mr. Lytle was employed by Land O' Lakes, Inc. in a variety of positions from Vice President of Advanced Food Sciences to General Manager of Business Development. Prior to that time he held positions with the Beatrice Companies as a Group Brand Manager, and Allied International as Vice President of Marketing and Business Development. He currently is on the Board of Directors of Humanetics Corporation, Agrotec, Inc. and Pink Business Interiors, Inc. He is on the Board of Advisors for the Center for Advanced Biotechnology in Africa, and Menu Direct, Inc.

         TIMOTHY G. BECKER. Mr. Becker is a director of the Company and has served as its Chief Financial Officer and Treasurer since June 1998. From March 1998 to June 1998, Mr. Becker rendered consulting services to the Company in connection with its strategic restructuring. Between February 1994 and March 1998, Mr. Becker worked as an independent financial workout consultant for his own firm, the Becker Group, Ltd., and during this time Mr. Becker served as Chief Financial Officer of Primo Piatto, Inc. Between February 1992 and February 1994, Mr. Becker was employed as Director of Business Systems for Munsingwear, Inc. Prior to 1992, Mr. Becker was employed as Senior Manager with Ernst & Young LLP's Restructuring and Reorganization Consulting Practice. Mr. Becker has over 16 years of experience with a variety of companies during periods of financial crisis and rapid change along with positioning companies and their balance sheets for sale, merger or acquisitions. Mr. Becker is a Certified Public Accountant and is a member of the Board of Directors of the Minnesota Chapter of Turnaround Management Association.

         MARSHALL T. MASKO. Mr. Masko was elected as Vice Chairman and a director of the Company in June 1998. In addition, Mr. Masko has been retained as an independent consultant to assist the Company in its marketing efforts. From April 1996 to February 1998, Mr. Masko served as the Senior Vice President
- Marketing of NordicTrack. From August 1994 to March 1996, he served as Senior Vice President and General Manager of K-tel, International. Prior to that, Mr. Masko was Group Vice President - Marketing for NordicTrack from January 1990 to July 1994. His career experience includes new product development, brand management, advertising management, direct response marketing, international marketing, sales and retail marketing, strategic planning and business development.

         JAMES A. BARTHOLOMEW. Mr. Bartholomew was elected to the Company's Board in March 1998. Mr. Bartholomew has been a financial and strategic workout consultant for the last 12 years with his own firm. Mr. Bartholomew is a Certified Public Accountant and has been involved in a substantial number of workout engagements including negotiations of acquisitions and divestitures, negotiations with secured lenders, banks, asset based lenders, subordinated note holders and unsecured creditors. For nine years prior to that he was employed by the firm Deloitte, Haskins and Selles. He is a member of the Board of Directors of the Minnesota Chapter of Turnaround Management Association.

         MARLIN RUDEBUSCH. Mr. Rudebusch was elected to the Company's Board in March 1998. Mr. Rudebusch is the Business Unit Director for Renal Systems division of Minntech Corporation, by which he has been employed since December 1997. Between September 1994 and November 1997 he was the Vice President of Marketing of Nutrition Medical and from 1993 to 1994 was Director of Marketing at AudioScience. He served in various sales and marketing management positions at Medtronic, Inc. between 1981 to 1993.

         SUSAN M. CLEMENS. Ms. Clemens was elected to the Company's Board in June 1998. Since February 1998, Ms. Clemens has been employed by Dakota Growers Pasta Company in the position of Vice President of Human Resources. From August 1997 to February 1998, she was employed by Primo Piatto, Inc. as Vice President of Human Resources and Administration. From January 1993 to August 1997, Ms. Clemens was the Senior Human Resources Manager for Borden Foods Corporation. Between 1986 and January 1993 Ms. Clemens was employed by Tiro Industries, Inc. as Human Resources Manager.

         RONALD G. OLSON. Mr. Olson was elected to the Company's Board in December 1998. Since January 1990, Mr. Olson has served as President, Chief Executive Officer and a Director of Grow Biz International, Inc. Mr. Olson has also served as President and Chief Executive Officer of Franchise Business Systems, Inc. since July 1988.

         PETER W. KOOMAN. Mr. Kooman was elected to the Company's Board in November 1999. Mr. Kooman is a Managing Director of Bayview Capital Group, a private equity firm in Wayzata, Minnesota. Mr. Kooman joined Bayview Capital Group in July 1999. Between April 1990, and June 1999, Mr. Kooman served as Vice President and Chief Investment Officer for Waycrosse, Inc. in Minneapolis, Minnesota. Between 1984 and 1989, Mr. Kooman held various officer positions with First Bank Systems, most recently as Vice President of FBS Merchant Bank. Prior to 1984, Mr. Kooman worked for Fleet Financial Group.

THE BOARD OF DIRECTORS AND COMMITTEES

         The Board of Directors held seven meetings during the fiscal year ended June 30, 1999. Each director attended at least 75% of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he or she served during the fiscal year ended June 30, 1999. The Board has established Audit, Compensation and Executive committees.

         The Audit Committee currently consists of James A. Bartholomew and Ronald G. Olson. The Audit Committee is empowered by the Board to review the financial books and records of the Company in consultation with the Company's accounting staff and its independent auditors and to review with the accounting staff and independent auditors any questions raised with respect to accounting and auditing policy and procedures. Where appropriate, the Audit Committee also reviews transactions with management involving actual or potential conflicts of interest. During the fiscal year ended June 30, 1999, the Audit Committee held one meeting.

         The Compensation Committee currently consists of Susan M. Clemens, Marlin Rudebusch and James A. Bartholemew. The Compensation Committee is authorized by the Board to establish general levels of compensation for all employees of the Company, to set the annual salary of each of the executive officers of the Company, to grant options and to otherwise administer the Company's stock option plans, and to review and approve compensation and benefit plans of the Company. During the fiscal year ended June 30, 1999, the Compensation Committee held one meeting.

         In June 1998, the Board established an Executive Committee, which consists of Peter C. Lytle, Susan M. Clemens and James A. Bartholomew. Subject to certain limitations, the Executive Committee may exercise the power of the Board when the Board is not in session. The Executive Committee held two meetings during fiscal year 1999.

Director Compensation

         CASH COMPENSATION. The Company has not paid any cash compensation to a director in his or her capacity as a director and has no present plan to pay directors' fees.

         DIRECTOR STOCK OPTION PLAN. In February 1995, the Company adopted its 1996 Director Stock Option Plan (the "1996 Director Plan"), pursuant to which it automatically awards each outside director 15,000 shares of Common Stock for each year of service as a director, not to exceed in the aggregate 45,000 shares per director. The term of each option granted under the plan is five years and the exercise price per share for stock granted under the plan is 100% of the fair market value per share on the date on which the respective option is granted.

                             EXECUTIVE COMPENSATION

         The following table sets forth the aggregate cash compensation paid to or accrued by each of the Company's executive officers receiving in excess of $100,000 (the "Named Executive Officers") for services rendered to the Company during the fiscal years ended June 30, 1999, June 30, 1998 and June 30, 1997.

Summary Compensation Table

                                                                                                     Long-Term
                                                                        Annual Compensation        Compensation
                                                                 --------------------------- ------------------------
                                                                    Fiscal                     Securities Underlying
                                                                     Year         Salary              Options
                                                                 ----------- --------------- ------------------------
Peter C. Lytle........................................              1999         100,000              100,000 (1)
     Chief Executive Officer                                        1998          16,667              125,000
Timothy G. Becker.....................................              1999         100,000              100,000 (2)
     Chief Financial Officer                                        1998          16,667              125,000
Kenneth D. Zigrino....................................              1999         100,000              100,000 (3)
     Secretary and General Counsel                                  1998          12,500              125,000


---------------

(1) Mr. Lytle's employment with the Company began on May 4, 1998. In connection with consulting services rendered to the Company as an independent contractor between March 1998 and the commencement of his employment, the Company granted Mr. Lytle an option to purchase 125,000 shares of common stock, which option is fully vested. In October of 1998, Mr. Lytle was also granted an incentive stock option to purchase 100,000 shares of common stock. Such option vests as to 80% of the shares on October 29, 1999 and the remainder vests on October 29, 2000.

(2) Mr. Becker's employment with the Company began on May 4, 1998. In connection with consulting services rendered to the Company as an independent contractor between March 1998 and the commencement of his employment, the Company granted Mr. Becker an option to purchase 125,000 shares of common stock, which option is fully vested. In October of 1998, Mr. Becker was also granted an incentive stock option to purchase 100,000 shares of common stock. Such option vests as to 80% of the shares on October 29, 1999 and the remainder vests on October 29, 2000.

(3) Mr. Zigrino's employment with the Company began on May 4, 1998. In connection with consulting services rendered to the Company as an independent contractor between March 1998 and the commencement of his employment, the Company granted Mr. Zigrino an option to purchase 125,000 shares of common stock, which option is fully vested. In October of 1998, Mr. Zigrino was also granted an incentive stock option to purchase 100,000 shares of common stock, which option is fully vested.

         The following tables summarize stock option grants and option exercises during the fiscal year ended June 30, 1999 to or by the Named Executive Officers and certain other information relative to such options.

                        OPTION GRANTS IN LAST FISCAL YEAR
                               (INDIVIDUAL GRANTS)

                                    Number of        Percent of Total Options
                                     Options         Granted to Employees in         Exercise
           Name                      Granted               Fiscal Year                 Price         Expiration Date
----------------------------------  ---------------- ------------------------------ ------------- -----------------------
Peter C. Lytle                       100,000 (1)                27.4%                  $1.25       October 29, 2008
Timothy G. Becker                    100,000 (2)                27.4%                  $1.25       October 29, 2008
Kenneth D. Zigrino                   100,000 (3)                27.4%                  $1.25       October 29, 2008


--------------
(1) In October of 1998, the Company granted Mr. Lytle an incentive stock option to purchase 100,000 shares of common stock. Such option vests as to 80% of the shares on October 29, 1999 and the remainder vests on October 29, 2000.

(2) In October of 1998, the Company granted Mr. Becker an incentive stock option to purchase 100,000 shares of common stock. Such option vests as to 80% of the shares on October 29, 1999 and the remainder vests on October 29, 2000.

(3) In October of 1998, the Company granted Mr. Zigrino an incentive stock option to purchase 100,000 shares of common stock, which option is fully vested.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                                              Value of Unexercised
                                     Shares                     Number of Unexercised             In-the-Money
                                  Acquired on      Value          Options at FY-end             Options at FY-end
             Name                   Exercise      Realized    Exercisable/Unexercisable     Exercisable/Unexercisable
-------------------------------- --------------- ----------- ---------------------------- ------------------------------
Peter C. Lytle                      --          --           125,000 / 100,000 (1)           $309,375 / $62,000
Timothy G. Becker                   --          --           125,000 / 100,000 (2)           $309,375 / $62,000
Kenneth D. Zigrino                  --          --           225,000 / 0 (3)                 $371,375 / $0


--------------

(1) In March 1998, the Company granted Mr. Lytle an option to purchase 125,000 shares of common stock. Such option has fully vested. In October of 1998, Mr. Lytle was also granted an incentive stock option to purchase 100,000 shares of common stock. Such option vests as to 80% of the shares on October 29, 1999 and the remainder vests on October 29, 2000.

(2) In March 1998, the Company granted Mr. Becker an option to purchase 125,000 shares of common stock. Such option has fully vested. In October of 1998, Mr. Becker was also granted an incentive stock option to purchase 100,000 shares of common stock. Such option vests as to 80% of the shares on October 29, 1999 and the remainder vests on October 29, 2000.

(3) In March 1998, the Company granted Mr. Zigrino an option to purchase 125,000 shares of common stock. Such option has fully vested. In October of 1998, Mr. Zigrino was also granted an incentive stock option to purchase 100,000 shares of common stock. Such option has fully vested.

                EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT
                        AND CHANGE IN CONTROL AGREEMENTS

         The Company has employment contracts and severance agreements in effect with Peter C. Lytle, its Chief Executive Officer and Timothy G. Becker, its Chief Financial Officer.

         The Company and Mr. Lytle are parties to an employment agreement dated November 5, 1999, governing his employment with the Company. The agreement sets forth Mr. Lytle's compensation level and eligibility for salary increases, bonuses, benefits and option grants under stock option plans. Pursuant to the agreement, Mr. Lytle's employment is voluntary and may be terminated by the Company with two months prior written notice, and by Mr. Lytle with six months written notice. If the Company terminates Mr. Lytle's employment without cause, Mr. Lytle shall receive an amount equal to his base salary per month at the end of each of the eighteen months following the date of his termination but in no event shall he receive any such payments after he gains employment elsewhere. The Company may immediately terminate Mr. Lytle's employment for cause upon written notice without any further obligation to Mr. Lytle.

         The Company and Mr. Becker are parties to an employment agreement dated November 5, 1999, governing his employment with the Company. The agreement sets forth Mr. Becker's compensation level and eligibility for salary increases, bonuses, benefits and option grants under stock option plans. Pursuant to the agreement, Mr. Becker's employment is voluntary and may be terminated by the Company with two months prior written notice, and by Mr. Becker with six months written notice. If the Company terminates Mr. Becker's employment without cause, Mr. Becker shall receive an amount equal to his base salary per month at the end of each of the eighteen months following the date of his termination but in no event shall he receive any such payments after he gains employment elsewhere. The Company may immediately terminate Mr. Becker's employment for cause upon written notice without any further obligation to Mr. Becker.

                                 PROPOSAL NO. 2

                     APPROVAL OF THE 2000 STOCK OPTION PLAN

GENERAL

         To provide the Company with the flexibility to issue stock options in the coming years, the Board of Directors has adopted, subject to shareholder approval, the Company's 2000 Stock Option Plan (the "Plan"). The Board of Directors has reserved 3,000,000 shares of Common Stock for issuance under the Plan and a maximum of an additional 500,000 shares of Common Stock that will become available for issuance under the Plan each year. A general description of the Plan is set forth below, but such description is qualified in its entirety by reference to the full text of the Plan, a copy of which appears at Appendix A to this document.

Description of the Plan

         PURPOSE. The purpose of the Plan is to promote the long-term financial interest of the Company and any Related Company by (a) attracting and retaining employees and other individuals providing services to the Company, (b) motivating such individuals, by means of appropriate incentives, to achieve long-range goals, (c) providing incentive compensation opportunities that are competitive with those of other similar companies, and (d) conforming participants' interests with those of the Company's shareholders through compensation based on the Company's Common Stock.

         TERM. The term of the Plan shall be limited in duration to ten (10) years from the earlier of (a) the effective date of the Plan or (b) the date the Plan is approved by the Company's shareholders. Further, the Plan may be terminated at any time, provided that such termination will not adversely affect options then outstanding.

         ADMINISTRATION. The Plan is administered by the Compensation Committee of the Company's Board of Directors (the "Committee"). The Committee has authority and discretion (a) to determine whether and to what extent any award or combination of awards will be granted, (b) to select from among eligible individuals those persons who will receive awards, (c) to determine the number of shares of Company Common Stock to be covered by each award, (d) to establish the terms, conditions, performance criteria, restrictions and other provisions of such awards, (e) to determine the treatment of awards upon the eligible individual's retirement, disability, death, or other termination of employment or service; (f) to cancel or amend the terms of any award, (g) to interpret the Plan and (h) to delegate any of its powers to any member of the Committee or to any other person. The Committee may establish, amend and rescind any rules and regulations relating to the Plan and make all other determinations that may be necessary or advisable for the administration of the Plan. The Committee may also grant awards as alternatives to or replacements of awards outstanding under the Plan or any other plan or arrangement.

         ELIGIBILITY. All employees of the Company or any subsidiary are eligible to receive incentive stock options ("ISOs") pursuant to the Plan. All
(a) common law employees, prospective employees or officers of the Company or any subsidiary, (b) members of the Company's Board, (c) consultants and advisors to the Company, and (d) employees of any Related Company or business partner of the Company are eligible to receive non-qualified stock options ("NSOs").

         OPTIONS. When an option is granted under the Plan, the Committee, in its discretion, specifies the exercise price, the type of option (ISO or NSO) to be granted, and the number of shares which may be purchased upon exercise of the option. The exercise price of an option may not be less than 100% of the fair market value of the Company's Common Stock on the date of grant. However, with respect to any ISO granted to a holder of more than 10% of the outstanding Company Common Stock, the exercise price may not be less than 110% of the fair market value of the Company's Common Stock on the date of grant. Generally, the fair market value of the Company's Common Stock is the closing price of the Stock as reported on the Nasdaq Stock Market on the date the option is granted. On April 4, 2000, the closing price of the Company Common Stock as reported by the Nasdaq SmallCap Market was $13.125 per share. No individual may receive an option grant to purchase more than 600,000 shares in any fiscal year.

         The term during which an option may be exercised and whether an option will be exercisable immediately, in stages or otherwise are set by the Committee, but the term of any ISO may not exceed ten years from the date of grant. Optionees may pay for shares upon exercise of options with cash, cashier's check, Company Common Stock valued at the Stock's then fair market value and acceptable to the Committee, or a combination of these methods. Except as otherwise provided by the Committee, awards granted under the Plan are nontransferable during the life of the optionee.

         The Committee will determine the form of stock option agreements which will be used for options granted under the Plan. Such agreements will govern the right of an optionee to exercise an option upon termination of employment or affiliation with the Company during the life of an optionee and following an optionee's death. The Board or the Committee may impose additional or alternative conditions and restrictions on ISOs or NSOs granted under the Plan; however, each ISO must contain such limitations and restrictions upon its exercise as are necessary to ensure that the option will be an ISO as defined under Section 422 of the Internal Revenue Code of 1986, as amended.

         CHANGE IN CONTROL. Upon a change in control (as defined in the Plan), all or a portion of an award (as determined by the Committee) will become fully exercisable and vested as to all shares subject to such award if (a) such award is not assumed by the surviving corporation or its parent or (b) the surviving corporation or its parent does not substitute such award with another award of substantially the same terms.

         AMENDMENT. The Committee may amend or terminate the Plan, or any part thereof, at any time, provided, however, that no amendment or termination may impair the terms and conditions of any outstanding option to the material detriment of the optionee without the consent of the optionee. An amendment shall be subject to the approval of the Company's shareholders only to the extent required by applicable law, rule, or regulation.

         ANTIDILUTION PROVISIONS. In the event of a corporate transaction involving the Company, including without limitation any stock dividend, combination or reverse stock split, sale of substantially all assets, recapitalization, reorganization, merger, consolidation, split-up, spin-off, distribution of assets or other change in corporate structure, the Committee may adjust or substitute awards to preserve the benefits or potential benefits of the awards. Actions by the Committee may include (a) adjustment of the number and kind of shares which may be delivered under the Plan, (b) adjustment of the number and kind of shares subject to outstanding awards, (c) adjustment of the exercise price of outstanding options, and (d) any other adjustments that the Committee determines to be appropriate.

FEDERAL INCOME TAX CONSEQUENCES

         INCENTIVE STOCK OPTIONS. Under present law, an optionee who is granted an ISO does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held more than 12 months are generally taxed at a maximum federal rate of 20%. Capital losses are generally allowed in full against capital gains and up to $3,000 against other income. If the above holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. Unless limited by Section 162(m) of the Internal Revenue Code, the Company is entitled to a deduction in the same amount as and at the time the optionee recognizes ordinary income.

         NON-STATUTORY STOCK OPTIONS. An optionee does not recognize any taxable income at the time he or she is granted an NSO. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Unless limited by Section 162(m) of the Internal Revenue Code, the Company is entitled to a deduction in the same amount as and at the time the optionee recognizes ordinary income. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20% (lower rates may apply depending upon when the stock is acquired and the applicable income tax bracket of the taxpayer). Capital losses are generally allowed in full against capital gains and up to $3,000 against other income.

         The foregoing is only a summary of the general effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Plan and the subsequent sale of such shares. This summary does not purport to be complete and does not discuss the tax consequences arising in the context of the optionee's death or the income tax laws of any municipality, state or foreign country in which the optionee's income or gain may be taxable.

         VOTE REQUIRED. The affirmative vote of holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the Plan. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on the proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. THE BOARD OF DIRECTORS CONSIDERS THE PLAN TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE PLAN.

                                 PROPOSAL NO. 3

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has appointed Ernst & Young LLP as independent public accountants for the Company for the fiscal year ending June 30, 2000. A proposal to ratify such appointment will be presented to the shareholders at the Annual Meeting. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders in attendance.

         On November 10, 1999, the Company engaged Ernst & Young LLP as its principal independent accountant to audit its financial statements. On the same date, the Company informed Lurie, Besikof, Lapidus & Co., LLP that Lurie, Besikof, Lapidus & Co., LLP would no longer serve as the Company's independent accountant. The replacement of Lurie, Besikof, Lapidus & Co., LLP by Ernst & Young LLP was approved by the Company's Board of Directors on November 10, 1999.

         Except for an explanatory paragraph with respect to substantial doubt about the Company's ability to continue as a going concern to the Company's consolidated financial statements as of and for the years ended June 30, 1999 and 1998, Lurie, Besikof, Lapidus & Co., LLP's reports on the Company's financial statements for the past two fiscal years have not contained an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. There have been no disagreements, during or subsequent to the Company's past two fiscal years, between the Company and Lurie, Besikof, Lapidus & Co., LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to Lurie, Besikof, Lapidus & Co., LLP's satisfaction, would have caused Lurie, Besikof, Lapidus & Co., LLP to make reference to the subject matter of such disagreements in connection with its report.

         THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE IN FAVOR OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 2000.

                   SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

         The following table contains certain information known to the Company regarding beneficial ownership of its Common Stock as of March 31, 2000, (i) each person who is known to the Company to own beneficially more than five percent of the Company's Common Stock, (ii) each of the Company's directors,
(iii) each Named Executive Officer, and (iv) all current executive officers and directors as a group. Unless otherwise noted, each person identified below has sole voting and investment power with respect to such shares.


NAME AND ADDRESS OF BENEFICIAL OWNER        BENEFICIALLY OWNED (1)     BENEFICIALLY OWNED (2)
------------------------------------        ----------------------     ----------------------
Richard and Mabeth Neslund(3)
15210 Wayzata Boulevard
Wayzata, MN 55391........................        1,948,900                      12.0%
Bayview Capital Partners LP(4)
641 East Lake Street, Suite 230
Wayzata, MN 55391........................        1,366,220                       8.4%
RS Investment Management Co. LLC
338 Market Street, Suite 200
San Francisco, CA 94111..................        1,058,243                       6.5%
Brahman Management Corp.(5)
277 Park Avenue, 26th Floor
New York, NY 10172.......................          985,074                       6.1%
Tudor Investment Corporation(6)
600 Steamboat Road
Greenwich, CT 06830......................          985,074                       6.1%
CEX Holdings, Inc.
1 Environmental Way
Bloomfield, CO 80021.....................          784,313                       4.8%
Peter C. Lytle (7).......................          656,600                       3.9%
Kenneth D. Zigrino (8)...................          412,500                       2.5%
Timothy G. Becker (9)....................          342,502                       2.1%
Marshall T. Masko (10)...................          312,084                       1.9%
Susan Clemens (11).......................          130,001                          *
Ronald G. Olson (12).....................           28,000                          *
James A. Bartholomew (13) ...............           20,000                          *
Marlin Rudebusch (14)....................           20,000                          *
Peter W. Kooman (15).....................           14,865                          *
All directors and officers as
a group (9 persons) (16).................        1,936,552                      11.1%


-------------------
         *Represents less than 1%.

(1) Beneficial ownership is determined in accordance with the rules of the SEC and includes securities owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the right to acquire within 60 days. The same shares may be beneficially owned by more than one person. Voting or investment power with respect to securities. Unless otherwise indicated, the address for each listed shareholder is c/o United Shipping & Technology, Inc., 9850 51st Avenue North, Suite 110, Minneapolis, Minnesota 55442. To the Company's knowledge, except as indicated in the footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares. The number of shares beneficially owned includes shares issuable pursuant to warrants and stock options that are exercisable within 60 days of March 31, 2000.

(2) Percentage of beneficial ownership is based on 16,267,017 shares outstanding as of March 31, 2000. Shares issuable pursuant to warrants and stock options are deemed outstanding for computing the percentage of the person holding such warrants or stock options but are not deemed outstanding for computing the percentage of any other person. Assumes no exercise of: (a) 4,502,320 shares of Common Stock issuable upon exercise of outstanding employee stock options, director stock options or warrants, including warrants issued in conjunction with bridge financing completed by the Company in December 1995, private placements or upon exercise of warrants granted to broker-dealers in connection with private placements and a public offering of the Company's securities.

(3) Includes 1,885,567 shares owned directly and 63,333 shares purchasable pursuant to warrants.

(4)      Includes 1,366,220 shares purchasable pursuant to warrants.

(5) Includes 506,600 shares owned directly and 50,660 shares purchasable pursuant to warrants held by BY Partners, L.P., 238,400 shares owned directly and 23,840 shares purchasable pursuant to warrants held by Brahman Institutional Partners, L.P., 79,400 shares owned directly and 7,940 shares purchasable pursuant to warrants held by Brahman Partners II, L.P., 61,800 shares owned directly and 6,180 shares purchasable pursuant to warrants held by Brahman C.P.F. Partners, L.P., 9,322 shares owned directly and 932 shares purchasable pursuant to warrants held by Brahman Partners II Offshore, Ltd. Peter A. Hochfelder, Robert
         J. Sobel and Mitchell A. Kuflick, together the executive officers and directors of Brahman Capital Corp. and the sole managers of Brahman Management, L.L.C., each are deemed to have beneficial ownership of the above referenced shares.

(6) Includes 891,940 shares owned directly and 89,194 shares purchasable pursuant to warrants held by the Raptor Global Portfolio Ltd., 3,582 shares owned directly and 358 purchasable pursuant to warrants held by Altar Rock Fund L.P.. Tudor Investment Corporation expressly disclaims beneficial ownership of such shares. Mr. Paul Tudor Jones II, the controlling shareholder of Tudor Investment Corporation, also disclaims beneficial ownership in such shares.

(7) Includes 251,600 shares owned directly, 125,000 shares purchasable pursuant to warrants and 280,000 shares purchasable pursuant to stock options.

(8) Includes 125,000 shares owned directly, 62,500 shares purchasable pursuant to warrants and 225,000 shares purchasable pursuant to stock options.

(9) Includes 41,668 shares owned directly, 20,834 shares purchasable pursuant to warrants and 280,000 shares purchasable pursuant to stock options.

(10) Includes 182,084 shares owned directly and 130,000 shares purchasable pursuant to stock options.

(11) Includes 83,334 shares owned directly and 41,667 shares purchasable pursuant to warrants and 5,000 shares purchasable pursuant to warrants.

(12) Includes 5,000 shares purchasable pursuant to options and 23,000 shares purchasable pursuant to a warrant.

(13)     Includes 20,000 shares purchasable pursuant to options.

(14)     Includes 20,000 shares purchasable pursuant to options.

(15) Includes 13,514 shares owned directly and 1,351 shares purchasable pursuant to warrants.

(16) Includes an aggregate of 1,216,352 shares purchasable pursuant to currently exercisable stock options and warrants.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In April 1998, various individual accredited investors, including executive officers and directors of the Company, purchased 785,837 Units, each Unit consisting of two shares of its $.004 par value per share Series A Cumulative Convertible Preferred Stock and one warrant to purchase one share of Common Stock at a price of $1.75 per share, at a price of $1.20 per Unit, for a total consideration received by the Company of $943,003. Each Preferred Share could be voted on an as-if-converted basis and is convertible into the Company's $.004 par value Common Stock, commencing November 1, 1998, subject to anti-dilution adjustments. Each share of Preferred Stock was entitled to a 5% cumulative annual dividend. Effective February 25, 1999, the Company exercised its right to effect a mandatory conversion of the outstanding Preferred Stock. The Warrants could be exercised to purchase Common Stock at any time before May 1, 2001. On September 10, 1999, the Company exercised its option to effect a mandatory redemption of the Warrants, subject to the rights of the holders to exercise the Warrants prior to redemption. These Units were sold by the Company without the services of an Agent. The closing of these transactions was completed on May 4, 1998. The following executive officers and directors purchased Preferred Stock and warrants in the amounts set forth respectively:

                                                                             Number of
                                                                             Preferred
       Name                           Position                                Shares           Number of Warrants
       ----                           --------                                ------           ------------------
Peter C. Lytle               President, Chief Executive Officer               250,000                125,000
                             and Director
Susan M. Clemens             Director                                          83,334                 41,667
Kenneth D. Zigrino           Vice President and Secretary                     125,000                 62,500
Marshall T. Masko            Director                                          83,334                 41,667
Timothy G. Becker            Chief Financial Office and Director               41,668                 20,884
Bruce M. Senske              Executive Officer                                 30,000                 15,000


         The above persons purchased Units for the same consideration as was paid by nonaffiliated purchasers. In separate closings on June 2, 1998, and June 8, 1998, the Company also completed a private placement in which it sold to non-affiliated accredited investors, some of whom are officers and directors of the Company, 1,441,912 Units. The Units were offered by R.J. Steichen & Co., a non-exclusive agent of the Company on a "best-efforts, all or none" basis, at a purchase price of $1.20 per Unit. The total consideration received by the Company for the sale of these Units was $1,477,856, net of interest ($7,080) and the Agent's commissions and nonaccountable expenses and other expenses of the private placement.

         In March 1998, Messrs. Lytle, Masko, Becker and Zigrino rendered consulting services to the Company in connection with its strategic restructuring, preceding its ultimate financing in April 1998. For their services, the Company issued to each of them an option for the purchase of 125,000 shares of Common Stock. Each option is exercisable at a price of $0.40 per share over a five-year period. Such options had vested to the extent of 61,312 shares as of June 30, 1998, and the remainder of the options vested as of May 3, 1999, the date of shareholder approval of an amendment to the Company's 1995 Stock Option Plan increasing the number of shares available for the grant of options thereunder.

         Beginning in May, 1998, Marshall T. Masko, a director of the Company, provided consulting services to the Company at a rate of $125 per hour. During 1998 Mr. Masko was paid $12,500, in 1999 Mr. Masko was paid $99,375 and as of April 1, 2000, Mr. Masko has been paid $37,625 in 2000 for his work as a consultant to the Company.

         In connection with its acquisition of Corporate Express Delivery Systems, Inc., the Company called the warrants it issued in connection with its sale in April and June of 1998 of its Series A Convertible Preferred Stock. The Company amended the warrants issued in connection with its Series A Convertible Preferred Stock which were purchased by Peter C. Lytle, Timothy G. Becker, Kenneth D. Zigrino and Susan M. Clemens, each an officer or director of the Company. These warrants were amended so as to eliminate the mandatory call provisions in the warrants, and allow the warrants owned by the above named individuals to remain exercisable in accordance with their terms.

         On November 1, 1999, Kenneth D. Zigrino, the Company's Secretary and General Counsel, became a consultant to the Company rather than an employee. Mr. Zigrino provides consulting services to the Company at a rate of $175 per hour. From November 1, 1999 through March 1, 2000 Mr. Zigrino was paid an aggregate of $93,100 for his work as a consultant to the Company. Also, in connection with Mr. Zigrino's becoming a consultant to the Company rather than an employee, Mr. Zigrino's 225,000 stock options were amended so that they became fully vested and became nonstatutory stock options.

         On January 18, 2000 Peter W. Kooman, a director of the Company, purchased in a private placement transaction with the Company, 13,514 shares of Common Stock at a purchase price of $5.025 per share, together with warrants to purchase 1,351 shares of Common Stock at an exercise price of $12.50 per share, exercisable for a period of five years.

         The Company has employment contracts and severance agreements in effect with Peter C. Lytle and Timothy G. Becker, both of whom are executive officers of the Company. The employment contracts and severance agreements are described in "Executive Compensation."

                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers and the holders of 10% or more of the Company's stock to file with the SEC initial reports of changes in ownership of equity securities of the Company. Based on the Company's review of copies of such reports received by it, or written representations from reporting persons, the Company believes that during fiscal year 1999 its directors and executive officers filed all reports on a timely basis.

                              SHAREHOLDER PROPOSALS

         Any shareholder who desires to submit a proposal for action by the shareholders at the next annual meeting, in addition to meeting the shareholder eligibility and other requirements of the Securities and Exchange Commission's rules governing such proposals, must submit such proposal in writing to Kenneth
D. Zigrino, United Shipping & Technology, Inc., at 9850 51st Avenue North, Suite 110, Minneapolis, Minnesota 55442 by December 18, 2000. If the Company receives notice of a shareholder proposal after March 3, 2001, persons named as proxies for the 1999 Annual Meeting of Shareholders will have discretionary voting authority to vote on such proposal at the meeting. Due to the complexity of the respective rights of the shareholders and the Company in this area, any shareholder desiring to propose such an action is advised to consult with his or her legal counsel with respect to such rights. It is suggested that any such proposal be submitted by certified mail, return receipt requested.

                               PROXY SOLICITATION

         The cost of this solicitation of proxies will be paid by the Company. Proxies will also be solicited by mail, except that solicitation personally or by telephone may also be made by the Company's regular employees who will receive no additional compensation for their services in connection with the solicitation. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials and the annual report to beneficial owners of stock held by such persons. The Company will reimburse such parties for their expenses in so doing.

                  ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-KSB

         A copy of the 1999 Annual Report to Shareholders of the Company accompanies this Proxy Statement. A copy of the Company's Annual Report on Form 10-KSB for fiscal year 1999 will be provided without charge upon written request of any shareholder whose proxy is being solicited by the Board of Directors. The written request should be directed to Shareholder Relations, attention Kenneth
D. Zigrino, at United Shipping & Technology, Inc., 9850 51st Avenue North, Suite 110, Minneapolis, Minnesota 55442. No part of the 1999 Annual Report to Shareholders is incorporated herein and no part thereof is to be considered proxy soliciting material.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/  Peter C. Lytle
                                          -------------------
                                          Peter C. Lytle
                                          President and Chief Executive Officer
Minneapolis, Minnesota
April 19, 2000

                                   APPENDIX A
                       UNITED SHIPPING & TECHNOLOGY, INC.
                             2000 STOCK OPTION PLAN

                                   SECTION 1

                                  DEFINED TERMS

         In addition to the other definitions contained herein, the following definitions shall apply:

         1.1. AWARD. The term "Award" shall mean any award or benefit granted in accordance with the terms of the Plan. Awards under the Plan may be in the form of (i) Stock Options; (ii) Restricted Stock; and/or (iii) Tax Offset Payments. The terms and conditions of the Award shall be set forth in an "Award Agreement."

         1.2. BOARD. The term "Board" shall mean the Board of Directors of the Company.

         1.3. CHANGE IN CONTROL. The term "Change in Control" shall mean:

         (a) the acquisition by any person or group deemed a person under Sections 3(a)(9) and 13(d)(3) of the Exchange Act (other than the Company and its subsidiaries as determined immediately prior to that date) of beneficial ownership, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act), of a majority of the total combined voting power of all classes of Stock of the Company having the right under ordinary circumstances to vote at an election of the Board, if such person or group deemed a person prior to such acquisition was not a beneficial owner of at least five percent (5%) of such total combined voting power of the Company;

         (b) the date of approval by the stockholders of the Company of an agreement providing for the merger or consolidation of the Company with another corporation or other entity where (x) stockholders of the Company immediately prior to such merger or consolidation would not beneficially own following such merger or consolidation shares entitling such stockholders to a majority of all votes (without consolidation of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of the surviving corporation would be entitled in the election of directors, or (y) where the members of the Board, immediately prior to such merger or consolidation, would not, immediately after such merger or consolidation, constitute a majority of the board of directors of the surviving corporation; or

         (c) the sale of all or substantially all of the assets of the Company.

         1.4. CODE. The term "Code" shall mean the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

         1.5. COMMITTEE. The term "Committee" shall mean a committee described in Section 10.

         1.6. COMPANY. The term "Company" shall mean United Shipping & Technology, Inc.

         1.7. COVERED SHARES. The term "Covered Shares" shall mean the number of shares of Stock that an Eligible Individual may purchase pursuant to an Option.

         1.8. DIRECTOR. The term "Director" shall mean a member of the Company's Board.

         1.9. ELIGIBLE INDIVIDUAL. The term "Eligible Individual" shall mean (a) any common law employee, prospective employee, or officer of the Company, (b) members of the Company's Board, (c) consultants and advisors to the Company, and (d) employees of any Related Company or business partner of the Company. All Eligible Individuals must be natural persons who provide bona fide services to the Company or a Related Company. In addition, the services provided to the Company or Related Company must not be in connection with an offer or sale of securities in a capital raising transaction and must not directly or indirectly promote or maintain a market for the Company's Stock. An Award may be granted to an Eligible Individual prior to the date the Eligible Individual performs services for the Company or Related Company, provided that such Award shall not become vested prior to the date the Eligible Individual first performs such services.

         1.10. EXCHANGE ACT. The term "Exchange Act" shall mean the Securities Act of 1934, as amended.

         1.11. EXERCISE PRICE. The term "Exercise Price" shall mean the exercise price of each Option granted under Section 4 established by the Committee and determined by any reasonable method established by the Committee at the time the Option is granted. Options granted pursuant to Section 4 of the Plan shall not have an Exercise Price of less than 100% of the Fair Market Value of the Company's Stock on the date the Option is granted.

         1.12. FAIR MARKET VALUE. The term "Fair Market Value" of a share of Stock on a given date shall mean the closing price of the share of Stock as reported on the Nasdaq Stock Market on such date, if the share of Stock is then quoted on the Nasdaq Stock Market or, if the market is closed on that date, the closing price of the share of Stock on the previous trading day. If the Stock is not listed on the Nasdaq Stock Market, Fair Market Value shall be determined in good faith by the Board or Committee.

         1.13. INCENTIVE STOCK OPTION. The term "Incentive Stock Option" or "ISO" shall mean an Option that is intended to satisfy the requirements of
Section 422(b) of the Code.

         1.14. NON-EMPLOYEE DIRECTOR. The term "Non-Employee Director" shall mean a "non-employee director" as defined in Rule 16b-3(b)(3)(i) of the Exchange Act.

         1.15. NON-QUALIFIED STOCK OPTION. The term "Non-Qualified Stock Option" or "NSO" shall mean an Option that is not intended to satisfy the requirements applicable to an "incentive stock option" described in Section 422(b) of the Code. NSO grants may be awarded to any Eligible Individual.

         1.16. OPTION. The term "Option" or "Stock Option" shall mean an ISO or NSO granted pursuant to the Plan. The grant of an Option entitles the Eligible Individual to purchase shares of Stock at an Exercise Price established by the Committee.

         1.17. PERFORMANCE AWARD. The term "Performance Award" shall mean an award or grant of shares based upon the achievement of performance objectives, as contemplated by Section 5.

         1.18. PLAN. The term "Plan" shall mean this 2000 Stock Option Plan.

         1.19. RELATED COMPANY. The term "Related Company" shall mean any corporation other than the Company and any partnership, joint venture or other entity in which the Company owns, directly or indirectly, at least a 20% beneficial ownership interest. A Related Company includes a subsidiary of the Company and an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns 50% or more of the voting stock in one of the other corporations in such chain.

         1.20. STOCK. The term "stock" shall mean shares of common stock, $.004 par value, of the Company.

         1.21. STOCK OPTION AGREEMENT. The term "Stock Option Agreement" or "Agreement" shall mean any written agreement evidencing the terms and conditions of an ISO or NSO granted under the Plan. The Agreement shall be subject to the terms and conditions of the Plan.

                                   SECTION 2

                                     PURPOSE

         The United Shipping & Technology, Inc. 2000 Stock Option Plan has been established by United Shipping & Technology, Inc. to (i) attract and retain individuals eligible to participate in the Plan; (ii) motivate Eligible Individuals, by means of appropriate incentives, to achieve long-range goals;
(iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Eligible Individuals' interests with those of the Company's other shareholders through compensation that is based on the Company's common stock; and thereby promote the long-term financial interest of the Company and any Related Company, including the growth in value of the Company's equity and enhancement of long-term shareholder return.

                                   SECTION 3

                                  PARTICIPATION

         Subject to the terms and conditions of the Plan, the Committee may determine and designate, from time to time, Eligible Individuals who will be granted one or more Awards under the Plan at the Exercise Price. In its sole discretion and without shareholder approval, the Committee may grant to an Eligible Individual any Award or Awards permitted under the provisions of the Plan. Awards may be granted as alternatives to or replacement of Awards outstanding under the Plan, or any other plan or arrangement of the Company or Related Company (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Related Company). Only employees are eligible to be granted Incentive Stock Options.

                                   SECTION 4

                                  STOCK OPTIONS

         4.1. GENERAL. The grant of an Option entitles the Eligible Individual to purchase shares of Stock at an Exercise Price established by the Committee. Any Option awarded to Eligible Individuals under this Section 4 may be either NSOs or ISOs, as determined in the discretion of the Committee. To the extent that any Stock Option does not qualify as an ISO, it shall constitute an NSO.

         4.2. OPTION AWARDS. Subject to the following provisions, Options awarded under the Plan shall be in such form and shall have such terms as the Committee may determine and specify in a Stock Option Agreement entered into between the Eligible Individual and the Company.

         (a) EXERCISE OF AN OPTION. An Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event shall any fraction of a share of Stock be issued upon the exercise of an Option. An Option must be exercised for at least 100 shares of Stock, or such lesser number of shares of Stock if the remaining portion of an Option is for fewer than 100 shares of Stock.

         (b) EXERCISE PRICE. The Exercise Price of an Option granted under this Section 4 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted, except that the Exercise Price shall not be less than 100% of the Fair Market Value of the Company's Stock on the date of grant.

         (c) PAYMENT OF OPTION EXERCISE PRICE. The payment of the Exercise Price of an Option granted under this Section 4 shall be subject to the following:

                  (1) Subject to the following provisions of this Subsection 4.2(c), the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise or such other time as approved by the Committee.

                  (2) Payment of the Exercise Price shall be made in such manner as the Committee may provide in the Award, which may include cash (including cash equivalents), tendering of shares of Stock acceptable to the Committee and either already owned by the Eligible Individual or subject to Awards hereunder (so-called "cashless" or "immaculate" exercise methods), and any other manner permitted by law and approved by the Committee, or any combination of the foregoing. If the Company determines that a Stock Option may be exercised using shares of Restricted Stock, then unless the Committee provides otherwise, the shares received upon the exercise of a Stock Option which are paid for using Restricted Stock shall be restricted in accordance with the original terms of the Restricted Stock Award. In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

                  (3) An Eligible Individual may elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

         (d) SETTLEMENT OF OPTION. Shares of Stock delivered pursuant to the exercise of an Option shall be subject to such conditions, restrictions and contingencies as the Committee, in its discretion, may establish in addition to such conditions, restrictions, and contingencies set forth in the Agreement.

         (e) RELOAD OPTIONS. The Committee may grant "reload" options, pursuant to the terms and conditions established by the Committee and any applicable requirements of Rule 16b-3 of the Exchange Act ("Rule 16b-3") or any other applicable law. The Eligible Individual would be granted a new Option when the payment of the Exercise Price of a previously granted Option is made by the delivery of shares of the Company's Stock owned by the Eligible Individual pursuant to Section 4.2(c)(2) hereof and/or when shares of the Company's Stock are tendered or forfeited as payment of the amount to be withheld under applicable income tax laws in connection with the exercise of an Option. The new Option would be an Option to purchase the number of shares not exceeding the sum of (i) the number of shares of the Company's Stock provided as consideration upon the exercise of the previously granted Option to which such "reload" option relates and (ii) the number of shares of the Company's Stock tendered or forfeited as payment of the amount to be withheld under applicable income tax laws in connection with the exercise of the Option to which such "reload" option relates. "Reload" options may be granted with respect to Options granted under this Plan. Such "reload" options shall have a per share exercise price equal to the Fair Market Value as of the date of grant of the new Option.

         (f) VESTING. Eligible Individuals shall vest in all Options in accordance with the terms and conditions of the Agreement entered into by and between the Eligible Individual and the Company. The total number of shares of Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal.

         (g) OPTION TERM. The term of each Option shall be fixed by the Committee. In the event that the Plan is terminated pursuant to terms and conditions of Section 11, the Plan shall remain in effect as long as any Awards under it are outstanding.

         (h) TERMINATION OF EMPLOYMENT. Following the termination of Eligible Individual's employment with the Company or a Related Company, the Option shall be exercisable to the extent determined by the Committee and specified in the Award Agreement. The Committee may provide different post-termination exercise provisions with respect to termination of employment for different reasons.

         (i) INCENTIVE STOCK OPTIONS. ISO grants may only be awarded to employees of the Company, a "parent corporation," or a "subsidiary corporation" as those terms are defined in Sections 424(e) and 424(f) of the Code. In order for an employee to be eligible to receive an ISO grant, the employee must be employed by the Company, parent corporation, or subsidiary corporation during the period beginning on the date the Option is granted and ending on the day three months prior to the date such Option is exercised. Notwithstanding the provisions of Section 4.2, no ISO shall (i) have an Exercise Price which is less than 100% of the Fair Market Value of the Stock on the date of the ISO Award, (ii) be exercisable more than ten (10) years after the ISO is awarded, or (iii) be awarded more than ten (10) years after the Effective Date of this Plan. No ISO awarded to an employee who owns more than 10% of the total combined voting power of all classes of Stock of the Company, its "parent corporation" or any "subsidiary corporation" shall (i) have an Exercise Price of less than 110% of the Fair Market Value of the Stock on the date of the ISO Award or (ii) be exercisable more than five (5) years after the date of the ISO Award. Notwithstanding Section 8.7, no ISO shall be transferable other than by will and the laws of descent and distribution. To the extent that the aggregate fair market value (determined at the time of grant) of shares of Stock with respect to ISOs are exercisable for the first time by the employee during any calendar year, in combination with shares first exercisable under all other plans of the Company and any Related Company, exceeds $100,000, such Options shall be treated as NSOs.

         (j) EARLY EXERCISE. The Option may, but need not, include a provision whereby the Eligible Individual may elect at any time prior to his or her termination of employment with the Company to exercise the Option as to any part or all of the shares of Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restrictions the Committee determines to be appropriate.

                                   SECTION 5

                               PERFORMANCE AWARDS

         The Committee shall have the right to designate Awards as "Performance Awards." The grant or vesting of a Performance Award shall be subject to the achievement of performance objectives established by the Committee based on one or more of the following criteria, in each case applied to the Company on a consolidated basis or to a business unit, as specified by the Committee in an Award Agreement, and which the Committee may use as an absolute measure, as a measure of improvement relative to prior performance, or as a measure of comparable performance relative to a peer group of companies: sales, operating profits, operating profits before interest expenses and taxes, net earnings, earnings per share, return on equity, return on assets, return on invested capital, total shareholder return, cash flow, debt to equity ratio, market share, stock price, economic value added, and market value added. The terms and conditions of a Performance Award shall be set forth in an Award Agreement entered into between the Company and the Eligible Individual.

                                   SECTION 6

                                RESTRICTED STOCK

         Subject to the following provisions, the Committee may grant Awards of Restricted Stock to an Eligible Individual in such form and on such terms and conditions as the Committee may determine and specify in a Restricted Stock Award Agreement entered into between the Company and the Eligible Individual:

         (a) The Restricted Stock Award shall specify the number of shares of Restricted Stock to be awarded, the price, if any, to be paid by the Eligible Individual and the date or dates on which, or the conditions upon the satisfaction of which, the Restricted Stock will vest. The grant and/or the vesting of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company or a Related Company, upon the attainment of specified performance objectives or upon such other criteria as the Committee may determine.

         (b) Stock certificates representing the Restricted Stock awarded to an Eligible Individual shall be registered in the Eligible Individual's name, but the Committee may direct that such certificates be held by the Company or its designee on behalf of the Eligible Individual. Except as may be permitted by the Committee, no share of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered by an Eligible Individual until such share has vested in accordance with the terms of the Restricted Stock Award. At the time the Restricted Stock vests, a certificate for such vested shares shall be delivered to the Eligible Individual (or his or her designated beneficiary in the event of death), free from the restrictions imposed thereon except that any restrictions under federal or state securities laws shall continue to apply.

         (c) The Committee may provide that the Eligible Individual shall have the right to vote or receive dividends on Restricted Stock. Unless the Committee provides otherwise, Stock received as a dividend on, or in connection with a stock split of, Restricted Stock shall be subject to the same restrictions as the Restricted Stock.

         (d) Except as may be provided by the Committee, in the event of an Eligible Individual's termination of employment or relationship with the Company prior to all of his or her Restricted Stock becoming vested, or in the event any conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions as set forth in the Restricted Stock Award, the shares of Restricted Stock which have not vested shall be forfeited, and the Committee may provide that (i) any purchase price paid by the Eligible Individual be returned to the Eligible Individual or (ii) a cash payment equal to the Restricted Stock's fair market value on the date of forfeiture, if lower, be paid to the Eligible Individual.

         (e) The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, any or all of the Eligible Individual's Restricted Stock.

                                   SECTION 7

                               TAX OFFSET PAYMENTS

         The Committee may provide for a Tax Offset Payment to be made by the Company to an Eligible Individual with respect to one or more Awards granted under the Plan. The Tax Offset Payment shall be in an amount specified by the Committee, which shall not exceed the amount necessary to pay the federal, state, local and other taxes payable with respect to the applicable Award, assuming that the Eligible Individual is taxed at the maximum tax rate applicable to such income. The Tax Offset Payment shall be paid solely in cash. No Eligible Individual shall be granted a Tax Offset Payment in any fiscal year with respect to more than the number of shares of Stock covered by Awards granted to such Eligible Individual in such fiscal year. The terms and conditions of a Tax Offset Payment Award shall be set forth in an Award Agreement entered into between the Company and the Eligible Individual.

                                   SECTION 8

                          OPERATION AND ADMINISTRATION

         8.1. GENERAL. The operation and administration of this Plan, including any Awards granted under this Plan, shall be subject to the provisions of
Section 8.

         8.2. EFFECTIVE DATE. Subject to the approval of the shareholders of the Company, the Plan shall be effective as of April 1, 2000 (the "Effective Date") provided, however, that to the extent that Awards are granted under the Plan prior to its approval by the shareholders of the Company, the Awards shall be subject to the approval of the Plan by the shareholders of the Company. The term of the Plan shall be limited in duration to ten (10) years from the earlier of
(a) the Effective Date or (b) the date the Plan is approved by the Company's shareholders.

         8.3. SHARES SUBJECT TO PLAN. The shares of Stock for which Awards may be granted under this Plan shall be subject to the following:

         (a) Subject to the following provisions of this Section 8.3, the maximum aggregate number of shares of Stock that may be issued and sold under the Plan shall be 3,000,000 shares. The number of shares of Stock so reserved for issuance shall be subject to adjustment pursuant to Sections 8.3 (b) and 8.3(d). The shares of Stock may be authorized, but unissued, or reacquired Stock.

         (b) On January 1st of each year, commencing with year 2001, the aggregate number of shares of Stock that may be awarded under the Plan shall automatically increase by the lesser of (a) 500,000 shares of Stock, (b) 3.5% of the outstanding shares of Stock on such date, or (c) a lesser amount determined by the Committee.

         (c) To the extent an Award terminates without having been exercised, or shares awarded are forfeited, such shares shall again be available issue under the Plan. Shares of Stock surrendered in payment of the Exercise Price and shares of Stock which are withheld in order to satisfy federal, state or local tax liability, shall not count against the maximum aggregate number of shares authorized to be issued pursuant to this Plan, and shall again be available for issuance pursuant to the terms of the Plan.

         (d) In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, stock dividend, stock split, combination or reverse stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Stock, a substitution or adjustment, as may be determined to be appropriate by the Committee or the Board in its sole discretion, shall be made in the aggregate number of shares reserved for issuance under the Plan. However, no such adjustment shall exceed the aggregate value of any outstanding Award prior to such substitution or adjustment. The Board or Committee may make such other adjustments as it deems appropriate.

         (e) No Eligible Individual shall be granted Options, Restricted Stock, or any combination thereof with respect to more than 600,000 shares of Stock in any fiscal year (subject to adjustment as provided in Section 8.3(d).

         8.4. SECURITIES LAWS RESTRICTIONS. Issuance of shares of Stock or other amounts under the Plan shall be subject to the following:

         (a) If at any time the Committee determines that the issuance of Stock under the Plan is or may be unlawful under the laws of any applicable jurisdiction, the right to exercise any Stock Option or receive any Restricted Stock shall be suspended until the Committee determines that such issuance is lawful. The Company shall have no obligation to effect any registration of qualification of the Stock under federal or state laws.

         (b) Any person exercising a Stock Option or receiving Restricted Stock shall make such representations (including representations to the effect that such person will not dispose of the Stock so acquired in violation of federal and state securities laws) and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Stock in compliance with applicable federal and state securities laws. The Committee may refuse to permit the exercise of a Stock Option or issuance of Restricted Stock until such representations and information have been provided.

         (c) The Company may place an appropriate legend evidencing any transfer restrictions on all shares of Stock issued under the Plan and may issue stop transfer instructions in respect thereof.

         (d) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

         8.5. TAX WITHHOLDING. Each Eligible Individual shall, no later than the date as of which the value of an Award first becomes includible in such person's gross income for applicable tax purposes, pay, pursuant to such arrangements as the Company may establish from time to time, any federal, state, local or other taxes of any kind required by law to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on such payment, and the Company (and, where applicable, any Related Company), shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Eligible Individual.

         8.6. PAYMENTS. Awards may be settled in any of the methods described in
Section 4.2(c). Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Stock equivalents. Each Related Company shall be liable for payment of cash due under the Plan with respect to any Eligible Individual to the extent that such benefits are attributable to the services rendered for that Related Company by the Eligible Individual. Any disputes relating to liability of a Related Company for cash payments shall be resolved by the Committee.

         8.7. TRANSFERABILITY. Except as otherwise provided by the Committee, Awards under the Plan may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by beneficiary designation, will or by the laws of descent and distribution. If the Committee makes an Award transferrable, the Award Agreement shall set forth such additional terms and conditions regarding transferability as the Committee deems appropriate.

         8.8. FORM AND TIME OF ELECTIONS. Unless otherwise specified herein, each election required or permitted to be made by any Eligible Individual or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

         8.9. AGREEMENT WITH COMPANY. Any Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award shall be reflected in an Award Agreement. A copy of the Award Agreement shall be provided to the Eligible Individual, and the Committee may, but need not require, the Eligible Individual to sign the Award Agreement.

         8.10. LIMITATION OF IMPLIED RIGHTS.

         (a) Neither an Eligible Individual nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. An Eligible Individual shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Related Company, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Related Company shall be sufficient to pay any benefits to any Eligible Individual.

         (b) This Plan does not constitute a contract of employment, and selection as a Eligible Individual will not give the Eligible Individual the right to be retained in the employ of the Company or any Related Company, nor any right or claim to any future grants or to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon an Eligible Individual any rights of a shareholder of the Company prior to the date on which the Eligible Individual fulfills all conditions for receipt of such rights.

         8.11. TERMINATION FOR CAUSE. If the employment of an Eligible Individual is terminated by the Company or a Related Company for "cause," then the Committee shall have the right to cancel any Options granted to the Eligible Individual under the Plan. The term "cause" shall mean (1) the Eligible Individual's violation of any provision of any non-competition agreement or confidentiality agreement with the Company; (2) an illegal or negligent action by the Eligible Individual that materially and adversely affects the Company;
(3) the Eligible Individual's failure or refusal to perform his/her duties (except when prevented by reason of illness or disability); or (4) conviction of the Eligible Individual of a felony involving moral turpitude.

         8.12. EVIDENCE. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

                                   SECTION 9

                                CHANGE IN CONTROL

         In the event of a Change in Control, if specifically documented in either a special form of Award Agreement at the time of grant or amendment to an existing Award Agreement, in each case on an individual-by-individual basis:

         (a) all or a portion (as determined by the Committee) of outstanding Stock Options awarded to such individual under the Plan shall become fully exercisable and vested; and

         (b) the restrictions applicable to all or a portion (as determined by the Committee) of any outstanding Restricted Stock awards under the Plan held by an Eligible Individual shall lapse and such shares shall be deemed fully vested.

         Notwithstanding the foregoing, no acceleration of vesting or termination of restrictions on Restricted Stock shall occur if (a) all Awards are assumed by a surviving corporation or its parent or (b) the surviving corporation or its parent substitutes Awards with substantially the same terms for such Awards. The Committee shall have the right to cancel Awards in the event of a Change in Control, provided that in exchange for such cancellation, the Eligible Individual shall receive a cash payment equal to the Change in Control consideration less the exercise price of the Awards.

                                   SECTION 10

                                    COMMITTEE

         10.1. ADMINISTRATION. The Plan shall be administered by the Compensation Committee of the Board or such other committee of Directors as the Board shall designate, which shall consist of not less than two Non-Employee Directors. The members of the Committee shall be Non-Employee Directors and shall serve at the pleasure of the Board. To the extent that the Board determines it to be desirable to qualify Awards granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code. To the extent that the Board determines it to be desirable to qualify Awards as exempt under Rule 16b-3, the Award transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3. All determinations made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Eligible Individuals. The Board may administer the Plan or exercise any or all of the administration duties of the Committee at any time when a Committee meeting the requirements of this Section has not been appointed, and the Board may exempt Awards pursuant to Rule 16b-3(d)(1) of the Exchange Act.

         10.2. POWERS OF COMMITTEE. The Committee shall have the following authority with respect to Awards under the Plan: to grant Awards; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award granted under the Plan; and to otherwise supervise the administration of the Plan. In particular, and without limiting its authority and powers, the Committee shall have the authority:

         (a) to determine whether and to what extent any Award or combination of Awards will be granted hereunder;

         (b) to select the Eligible Individuals to whom Awards will be granted;

         (c) to determine the number of shares of Stock to be covered by each Award granted hereunder subject to the limitations contained herein;

         (d) to determine the terms and conditions of any Award granted hereunder, including, but not limited to, any vesting or other restrictions based on such performance objectives and such other factors as the Committee may establish, and to determine whether the performance objectives and other terms and conditions of the Award are satisfied;

         (e) to determine the treatment of Awards upon the Eligible Individual's retirement, disability, death, termination for cause or other termination of employment or service;

         (f) to determine that amounts equal to the amount of any dividends declared with respect to the number of shares covered by an Award (i) will be paid to the Eligible Individual currently or
                  (ii) will be deferred and deemed to be reinvested or (iii) will otherwise be credited to the Eligible Individual or that the Eligible Individual has no rights with respect to such dividends;

         (g) to amend the terms of any Award, prospectively or retroactively; provided, however, that no amendment shall impair the rights of the Eligible Individual without his or her written consent; and

         (h) to substitute new Stock Options for previously granted Stock Options, or for options granted under other plans or agreements, in each case including previously granted options having higher option prices.

         Determinations by the Committee under the Plan relating to the form, amount, and terms and conditions of Awards need not be uniform, and may be made selectively among Eligible Individuals who receive Awards under the Plan, whether or not such Eligible Individuals are similarly situated. The Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding any provisions in an Award Agreement stating the time at which the Award may first be exercised or the time during which the Award will vest.

         10.3. DELEGATION BY COMMITTEE. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

         10.4. INFORMATION TO BE FURNISHED TO COMMITTEE. The Company and any Related Company shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and any Related Company as to an Eligible Individual's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Eligible Individuals and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

         10.5. NON-LIABILITY OF BOARD AND COMMITTEE. No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board or the Committee and all officers or employees of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

                                   SECTION 11

                            AMENDMENT AND TERMINATION

         The Board may, at any time, amend or terminate the Plan, provided that no amendment or termination may, in the absence of written consent to the change by the affected Eligible Individual (or, if the Eligible Individual is not then living, the affected beneficiary), adversely affect the rights of any Eligible Individual or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; provided that adjustments made pursuant to Subsection 8.3(d) shall not be subject to the foregoing limitations of this Section 11. An amendment shall be subject to approval by the Company's shareholders only to the extent required by applicable laws, regulations or rules of a stock exchange or similar entity.

                                   SECTION 12

                               GENERAL PROVISIONS

         12.1. AWARD AGREEMENTS. No Eligible Individual will have rights under an Award granted to such Eligible Individual unless and until an Award Agreement has been duly executed on behalf of the Company and the Eligible Individual.

         12.2. NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company or any Related Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

         12.3. HEADINGS. The headings of the sections and subsections of this Plan are intended for the convenience of the parties only and shall in no way be held to explain, modify, construe, limit, amplify or aid in the interpretation of the provisions hereof.

         12.4. BENEFICIARIES. An Eligible Individual may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan may be paid or transferred in case of death. Each designation will revoke all prior designations, shall be in a form prescribed by the Committee, and will be effective only when filed by the Eligible Individual in writing with the Committee during his or her lifetime. In the absence of any such designation, benefits outstanding at the Eligible Individual's death shall be paid or transferred to his or her estate. There shall be no third party beneficiaries of or to this Plan. Any beneficiary of the Eligible Individual shall have only a claim to such benefits as may be determined to be payable hereunder, if any, and shall not, under any circumstances other than the right to claim such benefits, be deemed a third party beneficiary of or to this Plan.

         12.5. REPURCHASE OPTION. The terms of any repurchase option shall be specified in the Award Agreement.

         12.6. GOVERNING LAW. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Minnesota, except to the extent preempted by federal law, without regard to the principles of comity or the conflicts of law provisions of any jurisdiction.

                       UNITED SHIPPING & TECHNOLOGY, INC.
                        9850 51ST AVENUE NORTH, SUITE 110
                          MINNEAPOLIS, MINNESOTA 55442
                                 (612) 941-4080

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned, having duly received the Notice of Annual Meeting of Shareholders and the Proxy Statement, dated April 19, 2000, hereby appoints Peter C. Lytle and Kenneth D. Zigrino as proxies (each with the power to act alone and with the power of substitution and revocation), to represent the undersigned and to vote, as designated below, all shares of Common Stock of United Shipping & Technology, Inc. (the "Company") held of record by the undersigned on April 3, 2000, at the Annual Meeting of Shareholders to be held at the Radisson Plaza Hotel Minneapolis, 35 South Seventh Street, Minneapolis, Minnesota on Monday, May 15, 2000,at 3:30 p.m., Minneapolis time, and at any adjournment or postponement thereof.

1. To elect eight directors for the ensuing year and until their successors are duly elected and qualified.

         |_| FOR all nominees listed below                     |_| WITHHOLD AUTHORITY
             (except as marked to the contrary below)              to vote for all nominees listed below

                  PETER C. LYTLE, TIMOTHY G. BECKER, MARSHALL T. MASKO, JAMES A. BARTHOLOMEW, MARLIN RUDEBUSCH, SUSAN M. CLEMENS, RONALD G. OLSON AND PETER W. KOOMAN.

         INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

       -----------------------------------------------------------------

2.       To consider and vote upon the Company's 2000 Stock Option Plan.

         |_| FOR                |_| AGAINST                   |_| ABSTAIN

3. To ratify the appointment of Ernst & Young LLP independent certified public accountants, as auditors of the Company for its fiscal year ending June 30, 2000.

         |_| FOR                |_| AGAINST                   |_| ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 3. ABSTENTIONS WILL BE COUNTED TOWARD THE EXISTENCE OF A QUORUM.

         Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Dated:                                            ______________________________


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.